                                                                    Exhibit 10.7

                            HILTON HOTELS CORPORATION
                                 LEASE AGREEMENT
                                       FOR
                          GREAT LAKES CAPITAL PARTNERS
                           AT THE PALMER HOUSE HILTON

Execution Copy
March 3, 2000


                                TABLE OF CONTENTS

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                                                                                                         Page
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
SCHEDULE OF TENANT-SPECIFIC TERMS ........................................................................S-1

   A. Introduction .......................................................................................S-1
   B. Tenant-Specific Provisions .........................................................................S-1
   C. Additional Defined Terms ...........................................................................S-3
   D. Other Terms Defined Elsewhere in Lease .............................................................S-4
   E. Exhibits and Riders ................................................................................S-4

LEASE ......................................................................................................1

   ARTICLE 1 AGREEMENT TO LEASE ............................................................................1

   ARTICLE 2 TERM ..........................................................................................1
      2.1     Term .........................................................................................1
      2.2     Failure to Give Possession ...................................................................1
      2.3     Early Possession .............................................................................1
      2.4     Early Termination ............................................................................1
      2.5     Holding Over .................................................................................2

   ARTICLE 3 PREMISES ......................................................................................2
      3.1     Condition ....................................................................................2
      3.2     Tenant's Alterations .........................................................................2
      3.3     Maintenance and Repairs ......................................................................3
      3.4     Ownership, Removal, Surrender and Restoration ................................................3
      3.5     Right to Relocate ............................................................................4

   ARTICLE 4 SERVICES ......................................................................................4
      4.1     Our Services .................................................................................4
      4.2     Your Failure to Pay for Our Services .........................................................5
      4.3     Interruption of Our Services .................................................................5

   ARTICLE 5 USE ...........................................................................................5
      5.1     Permitted Uses ...............................................................................5
      5.2     Rules, Regulations and Additional Operating Covenants ........................................5

   ARTICLE 6 RENT AND OTHER CHARGES ........................................................................5
      6.1     Base Rent ....................................................................................5
      6.2     Base Rent Adjustment .........................................................................5
      6.3     Percentage Rent ..............................................................................5
      6.4     Operating Costs ..............................................................................6
      6.5     HVAC, Electricity and Water Charges ..........................................................6
      6.6     Additional Consideration .....................................................................6
      6.7     Tax on Rent ..................................................................................6
      6.8     Increased Insurance Premiums .................................................................6
      6.9     Expenditures on Your Behalf ..................................................................6
      6.10    Enforcement Expenses .........................................................................6
      6.11    Interest and Late Charges ....................................................................6
      6.12    Additional Rent ..............................................................................6

   ARTICLE 7 SECURITY DEPOSIT ..............................................................................6
      7.1     Amount and When Due ..........................................................................6
      7.2     Application ..................................................................................6
      7.3     Return .......................................................................................6

   ARTICLE 8 INSURANCE; INDEMNIFICATION; WAIVER OF CLAIMS ..................................................7

                                       (i)

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
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      8.1     Tenant's Insurance ...........................................................................7
      8.2     Indemnification ..............................................................................7
      8.3     Waiver of Claims .............................................................................8

   ARTICLE 9 SUBORDINATION; MORTGAGEE PROTECTION ...........................................................8
      9.1     Subordination ................................................................................8
      9.2     Liability of Mortgagee; Attornment ...........................................................8
      9.3     Modifications to Lease .......................................................................8
      9.4     Estoppel Certificate .........................................................................8
      9.5     Power of Attorney ............................................................................8
      9.6     Mortgagee Protection .........................................................................8

   ARTICLE 10 ASSIGNMENT; SUBLETTING .......................................................................8
      10.1    Consent Required .............................................................................8
      10.2    Procedure ....................................................................................9
      10.3    Our Options ..................................................................................9
      10.4    Termination and Recapture ....................................................................9
      10.5    Consequences of Our Consent ..................................................................9
      10.6    Withholding Our Consent .....................................................................10

   ARTICLE 11 DEFAULT; REMEDIES ...........................................................................10
      11.1    Notices Concerning Failure to Timely Comply with Obligations Due Under Lease ................10
      11.2    Events of Default ...........................................................................10
      11.3    Recapture of Inducements ....................................................................11
      11.4    Default under Other Lease ...................................................................11
      11.5    Repeated Defaults ...........................................................................11
      11.6    Remedies ....................................................................................11

   ARTICLE 12 DAMAGE TO PREMISES OR PROPERTY ..............................................................11
      12.1    Minor Damage ................................................................................11
      12.2    Serious Damage ..............................................................................12
      12.3    Tenant's Work; No Rent Abatement ............................................................12

   ARTICLE 13 CONDEMNATION ................................................................................12

   ARTICLE 14 TRADEMARKS ..................................................................................12

   ARTICLE 15 WAIVER OF JURY TRIAL AND WAIVER OF RIGHT TO REDEEM OR REINSTATE FORFEITED LEASE .............12
      15.1    Waiver of Jury Trial ........................................................................12
      15.2    Waiver of Right to Redeem or Reinstate Forfeited Lease ......................................12

   ARTICLE 16 MISCELLANEOUS
      16.1    Brokers .....................................................................................13
      16.2    Our Consent .................................................................................13
      16.3    Relationship Between Landlord and Tenant ....................................................13
      16.4    Notices .....................................................................................13
      16.5    Examination of Lease ........................................................................13
      16.6    Entire Agreement ............................................................................13
      16.7    Time ........................................................................................13
      16.8    Headings ....................................................................................13
      16.9    Recordation .................................................................................13
      16.10   Governing Law and Severability ..............................................................13
      16.11   Subordinate Lease ...........................................................................13
      16.12   Counterparts. ...............................................................................13
      16.13   Exculpation .................................................................................14
      16.14   Binding Effect ..............................................................................14
      16.15   No Air Rights ...............................................................................14
      16.16   Transfer of Landlord's Interest .............................................................14
      16.17   Joint and Several ...........................................................................14
      16.18   Authority ...................................................................................14

                                      (ii)

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      16.18   Terminates and Supersedes Prior Lease .......................................................14

EXHIBITS

   Exhibit A Floor Plan of Premises
   Exhibit B Rules, Regulations and Additional Operating Covenants Exhibit C Americans With Disabilities Act

RIDERS

   Rider 1: Landlord's Work Rider
   Rider 2: Renewal Option Rider

                                      (iii)

                       SCHEDULE OF TENANT-SPECIFIC TERMS

     This Lease is effective as of the Date of Lease indicated in the following schedule ("Schedule") and is between the Landlord and Tenant identified in the Schedule. For ease of reference, Landford is often reffered to as "we," "us" or "our" and Tenant is often referred to as "you" or "your."

A.   INTRODUCTION

     The provisions appearing in this Schedule, in attached Exhibit A and in any attached Rider(s) are, for the most part, specific to the transaction between you and us. If any attached Rider conflicts or is otherwise inconsistent with this Schedule, the Rider shall control. The provisions appearing elsewhere in this Lease, including attached Exhibit B, apply generally to all our leases. If they conflict or are otherwise inconsistent with this Schedule or any specific Rider provision, this Schedule or the specific Rider in question shall control. The terms set forth below have the meanings or are assigned amounts as follows:

B. TENANT-SPECIFIC PROVISIONS

     1.   Landlord: Hilton Hotels Corporation, a Delaware corporation dba
                    Palmer House Hilton

     2.   Tenant: Great Lakes Capital Partners LLC, a Delaware limited liability company

     3.   Guarantor: [XX] Does not apply

     4.   Broker: [XX] Does not apply.

     5.   Date of Lease: March 3, 2000

     6.   Commencement Date: April 1, 2000

     7.   Early Possession Date: [XX] Does not apply.

     8.   Expiration Date: March 31, 2003

     9.   Renewal Option: [XX] See attached Rider.

     10.  Property: Palmer House Hilton
                    17 E. Monroe St.
                    Chicago, IL 60603

     11.  Premises: Approximately 3,651 square feet located on the 3rd floor and approximately 1,484 square feet located on the 7th floor commonly known as Suites 300 and 700 B at the Palmer House Office Center.

     12.  Landlord's Work: [XX] See Landlord Work Rider.

     13.  Tenant's Work: [XX] Does not apply.

     14.  Improvement Deposit: [XX] Does not apply.

     15.  Permitted Use of Premises: Tenant shall use the premises for general offices and for no other purpose without the prior written consent of Landlord.

     16.  Minimum Hours of Operation: [XX] Does not apply.

     17.  Hours for Which HVAC Provided: [XX] Normal business hours
                                         Days per week: Seven

     18.  Garage Use: [XX] Does not apply.

     19.  Parking Terms, Rules and Regulations: [XX] Does not apply.
     20.  Rent:

          (a)  Base Rent: (a) During the months April 1, 2000, through March 31,
                          2001, inclusively, Seven Thousand Six Hundred Forty and 00/100th Dollars ($7,640.00) per month
                          ($91,680.00 per year);

                          (b) During the months April 1, 2001, through March 31, 2002, inclusively, Eight Thousand Twenty Two and 00/100th Dollars ($8,022.00) per month
                          ($96,264.00 per year);

                          (c) During the months April 1, 2002, through March 31, 2003, inclusively, Eight Thousand Four Hundred Twenty Three and 10/100th Dollars ($8,423.10) per month ($101,077.20 per year);

          (b)  Base Rent Adjustment: [XX] Does not apply.

          (c)  Percentage Rent: [XX] Does not apply.

          (d)  Operating Costs: [XX] Does not apply.

          (e)  HVAC, Water and Electricity Charges:

                          HVAC:          [XX] Does not apply unless
                                              disproportionate use (see Section
                                              4.1 (a)).

                          Water:         [XX] Does not apply unless
                                              disproportionate use (see Section
                                              4.1 (c)).

                          Electricity:   [XX] Tenant pays all its own
                                              electricity costs, as invoiced by
                                              Landlord.

          (f)  Additional Consideration for Lease: [XX] Does not apply.

     21.  Tenant's Minimum Performance Standard: [XX] Does not apply.

     22.  Security Deposit: [XX] Does not apply.

     23. Additional Parties: The Additional Parties referred to in Section 8.1 of this Lease and elsewhere in this Lease are:

          [XX] Hilton Hotels Corporation, a Delaware corporation, and its officers, directors, employees, independent contractors and agents

          [XX] The Palmer House Hilton

     24.  Landlord's Address For Notices:   Palmer House Hilton
                                            17 E, Monroe St.
                                            Chicago, IL, 60603
                                            Attention: General Manager
                                            Telephone: (312)726-7500
                                            Facsimile: (312)971-7339

     25.  Tenant's Address For Notices:     Great Lakes Capital Partners
                                            27 E. Monroe St.
                                            7th Floor, Suite B
                                            Chicago, IL 60603
                                            Attention: George Luburich II
                                            Telephone: (312) 263-7770
                                            Facsimile: (312) 263-8612

     26.  Additional Provisions to Lease: [XX] Does not apply.

C.   ADDITIONAL DEFINED TERMS

     The following additional terms used in this Lease have the following meanings:

     1. "Must," "will," "shall" and "agree to," If this Lease provides that either you or we "must," "will," "shall," or "agree to" do or not do a particular act, it means that the party in question is legally obligated to do or not to do that act.

     2. "Applicable law" means the laws (including, without limitation, controlling judicial precedent), rules, regulations and administrative requirements of all federal, state and municipal governmental bodies and agencies having jurisdiction of or over the Property, the parties hereto and/or the acts required to be performed under this Lease (all as applicable). It also includes controlling judicial precedent of the state or commonwealth in which the Property is located.

D.   OTHER TERMS DEFINED ELSEWHERE IN LEASE

     Other terms used in the Lease have been defined in various sections of this Lease. Those definitions apply to those terms whenever those terms are used in the Lease.

E.   EXHIBITS AND RIDERS

     1.   Exhibits: The following Exhibits are attached to and are incorporated into this Lease by this reference:

                       [XX] Exhibit A: Floor Plan of Premises
                       [XX] Exhibit B: Rules, Regulations and Additional
                                       Operating Covenants
                       [XX] Exhibit C: Americans With Disabilities Act

     2.   Riders: The following Riders are attached to and are incorporated into this Lease by this reference:

                     [XX] Rider 1: Landlords Work rider
                     [XX] Rider 2: Renewal Option rider

          When you sign this Lease, you acknowledge that you have received and read the Lease, including this Schedule, and all of the Exhibits and Riders identified immediately above, that each of the Schedule and such Exhibits and Riders is an important part of this Lease and that you expressly agree to observe and perform all of their respective terms, conditions and agreements.

                                     LEASE

      The Landlord and Tenant identified in the Schedule agree as follows:

                                    ARTICLE 1
                               AGREEMENT TO LEASE

     We lease the Premises to you, and you accept them, for the Term, at the rental, and upon the terms and conditions provided in this Lease. No rights to light or air over any property owned by us or any other person are granted by this Lease

                                    ARTICLE 2
                                      TERM

     2.1 Term. The "Term" consists of the period of time beginning with the Early Possession Date or the Commencement Date (whichever first occurs) and ending on the Expiration Date, as specified in the Schedule.

     2.2 Failure to Give Possession. We will give you possession of the Premises by the Early Possession Date, if one is specified in the Schedule, or by the Commencement Date. We will not be responsible to you, nor will the Term be extended, if we cannot do so for any cause beyond our reasonable control. In that case, your obligation to pay Rent will be suspended until we give you possession and this Lease will continue in effect, without modification of any other kind. If our inability to give you possession continues for 90 days beyond the Commencement Date, you may terminate this Lease by giving us notice within ten days following this 90 day period unless we have delivered possession to you in the interim. If you elect to terminate, we and you will be discharged from any further obligations under this Lease and we will then promptly refund any unapplied Security Deposit. If you do not give us this notice within the time required, you lose the right to terminate this Lease. If the Property is located in New York, the provisions of this Section are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

     2.3 Early Possession. If we give you possession of the Premises prior to the Commencement Date, you will not have to pay us Rent for that period. You will, however, be obligated to observe and perform all other provisions of this Lease during that period. Early possession shall not accelerate the Expiration Date.

     2.4 Early Termination

          (a) We reserve the right to terminate this Lease upon 90 days' notice if: (i) we propose or are required to demolish the Property or any substantial portion of the Property which includes the Premises, (ii) we sell the Property or our interest in any ground lease covering the Property, (iii) we close or abandon the Property, or determine to use a substantial portion of the Property for non-hotel purposes, or (iv) an unrelated third party acquires the power to determine our management policies by acquiring our voting securities, by contract or otherwise.

          (b) If we elect to terminate this Lease, we shall pay you a sum equal to your actual cost of constructing Tenant's Work and/or other improvements placed on the Premises by you during the Term with our express written consent (except for those which you have the right to remove upon termination), less depreciation based on straight-line depreciation from the date of installation of the Tenant's Work and/or improvements to the Expiration Date.

     2.5 Holding Over.

          (a) If, without our consent, you remain in possession of the Premises after the Expiration Date or after any earlier termination of the Term or your right of possession(all as provided hereunder), you agree to pay us double the amount of Base Rent specified in the Schedule for each day you remain in possession, plus all costs, expenses, reasonable attorneys' fees and damages we incur because you failed to surrender possession to us when required. You also agree to pay Percentage Rent, if any, and all other Rent due in accordance with this Lease. Acceptance by us of any holdover rental payments will not reinstate or renew this Lease, and will not prohibit us from electing to exercise any other remedy we have under this Lease.

          (b) Alternatively, but only if we first notify you, we may elect to have your retention of possession constitute a renewal of this Lease for one year upon the terms and conditions which would have been in effect had that additional year been included in the original Term.

                                    ARTICLE 3
                                    PREMISES

     3.1 Condition. On the Commencement Date or any earlier Early Possession Date indicated in the Schedule, we will deliver the Premises to you in their current condition. You acknowledge that we have made no statements or promises to you about the physical condition or use of the Premises or any other part of the Property. YOU FURTHER ACKNOWLEDGE THAT YOU HAVE INSPECTED THE PREMISES, THAT UNLESS OTHERWISE SET FORTH IN LANDLORD'S WORK RIDER WE HAVE NO OBLIGATION TO TAKE ANY ACTION CONCERNING THEIR CONDITION AS OF THE COMMENCEMENT DATE, AND THAT YOU HAVE AGREED TO ACCEPT THEM "AS IS."

     3.2 Tenant's Alterations. You, at your own cost, are entirely responsible for readying the Premises for your occupancy and the conduct of your business except to the extent (if any) to which we are required to perform any work as set forth in the Landlord's Work Rider. Your resposibility includes, at our option, the installation of meters or sub-meters to measure your consumption of water and electricity and if a Tenant's Work Rider is attached to this Lease, the work described in that Rider. You are also responsible for all "readily achievable" changes to remove architectural barriers in the Premises whenever they are required by the Americans With Disabilities Act. You understand and agree that you must not make any changes, alterations or installations in the Premises without our prior consent. This applies both before and during the Term. We will consider any proposed changes, alterations and installations in and to the Premises ("Tenant's Work") if you give the following information about Tenant's Work, you give us sufficient time to review it and consult with you about it before you plan to start Tenant's Work, and all of the information is in form and substances reasonably acceptable to us.

          (a) Detailed plans and specifications describing each aspect of Tenant's Work;

          (b) The identity of the contractor(s) who will perform Tenant's Work;

          (c) A good faith estimate of the cost of the Tenant's Work; and

          (d) The identity of the insurance companies and amount of coverages for builder's risk or property, comprehensive general liability, and worker's compensation insurance which will be in effect while Tenant's work is being performed.

     If we consent, you agree not to start Tenant's Work, until you have obtained and given to us:

          (e) Copies of all required governmental permits and approvals for Tenant's Work;

          (f) Copies of the agreements with the contractor(s) who will perform Tenant's Work containing, to the extent enforceable under applicable law, covenants prohibiting the filing of construction-related liens against the Premises or the Property;

          (g) An architect's certificate stating that Tenant's Work complies with the requirements of the Americans With Disabilities Act;

          (h) Assurances satisfactory to us that the cost of Tenant's Work will be timely paid which, at our option, may include providing us with either a lien and completion bond (or equivalent), or an additional Security Deposit under
Section 7.1 of this Lease, equal, in each case, to at least one hundred twenty percent (120%) of the estimated cost of the Tenant's Work, or if an Improvement Deposit Rider is attached to this Lease, a cash deposit in the amount indicated in that Rider, and

          (i) Certificates evidencing the coverages referred to above naming us and the Additional Parties identified in the Schedule as additional insureds and otherwise meeting the requirements of Section 8.1 of this Lease.

     All of the Tenant's Work must be performed in a good and workmanlike manner and in compliance with applicable law. When you complete Tenant's Work, we may enter the Premises to photograph or videotape its then condition and appearance. If we do so, we may use those photographs or videotapes to determine the necessity, frequency and scope of any periodic upgrade we may require pursuant to this Lease. In addition, you must keep the Premises and Property free of any liens attributable to Tenant's Work, and within ten days after Tenant's Work is completed, you must give us original final waivers of lien from all contractor(s) who performed Tenant's Work. Where permitted by applicable law, we reserve the right to post notices of non-responsibility in or on the Premises.

     3.3 Maintenance and Repairs.

          (a) Landlord's Obligations. You acknowledge that except (i) as provided in Section 12.1 and 12.2 of this Lease relating to damage to or destruction of the Premises, (ii) for structural repairs to the Property roof, foundation and exterior and load-bearing walls, and (iii) for "readily achievable" changes, if any, required to remove architectural barriers in Property common areas whenever they are required by the Americans With Disabilities Act, this Lease does not obligate us, in any way, to repair or maintain all or any portion of the Premises and the improvements and equipment located therein and any Tenant's Work and that those obligations are intended to be yours under subsection (b) immediately following.

          (b) Tenant's Obligations. With the exception of the matters expressly required to be maintained and repaired by us pursuant to Section 3.3(a), you, at your own cost and at all times during the Term, must keep the Premises in an attractive, safe, clean and sanitary state, and in good order, condition and repair. All repairs and maintenance must be performed in a good and workmanlike manner. You must keep the Premises and the Property free of any liens attributable to your repairs and maintenance.

          (c) Lease Controls. You and we agree that this Lease is intended to allocate to you exclusively the obligation to maintain and repair the Premises. For this reason and to the extent enforceable, you and we waive the benefit of applicable law to the extent it is inconsistent with this stated intention, especially if applicable law purports to afford you the right to make repairs to the Premises at our expense or to terminate this Lease by reason of any needed repairs.

     3.4 Ownership, Removal, Surrender and Restoration.

          (a) Ownership and Removal. Tenant's Work will belong to you and will be performed and placed in the Premises (as applicable) at your risk until the Expiration Date or earlier termination of this Lease. At that time, and unless we request that you remove all or part of it, Tenant's Work and all improvements, fixtures, machinery and equipment (excluding trade fixtures, machinery and equipment which can be removed without damage to the Premises) will automatically become our property and you must surrender it with the Premises. You are responsible for all taxes imposed upon Tenant's Work and upon all (or any part) of your personal property and equipment in the Premises.

          (b) Surrender and Restoration. You must surrender the Premises, including Tenant's Work and all improvements, fixtures, machinery and equipment(excluding trade fixtures, machinery and equipment which can be removed without damage to the Premises) upon the Expiration Date or earlier termination of this Lease in good operating condition and repair, except for ordinary wear and tear, and in a "broom-clean" condition.

     3.5 Right to Relocate. We reserve the right upon 90 days' notice to relocate you to comparable premises in the Property. If the new premises designated by us are smaller in area than the Premises, the monthly Base Rent (and, if a Percentage Rental Rider is attached to this Lease, the

"Gross Receipts" threshold) will be adjusted as we deem reasonably appropriate. We will bear all expenses reasonably associated with any relocation including the direct costs of making improvements similar to Tenant's Work or other improvements which you placed on the Premises during the Term with our express written approval. If you do not agree to so relocate, you may terminate this Lease by giving us notice to that effect within 15 days after our relocation notice. If you do so, the termination will be effective 60 days after the date of our relocation notice.

                                    ARTICLE 4
                                    SERVICES

     4.1 Our Services. We agree to furnish the following services:

          (a) Heating, ventilating and air-conditioning from existing Property systems when necessary, in our reasonable judgment, to provide comfortable occupancy of the Premises under normal business conditions. This service shall be provided on the days and hours set forth in the Schedule. You must pay us the monthly amount set forth in the Schedule for the use of these systems and you agree that we may make reasonable periodic adjustments to that monthly amount to reflect increases in cost from, our suppliers and/or increased usage on your part. If no monthly amount is set forth in the Schedule, there will be no additional charge to you for use of these systems unless, in our reasonable judgment, your use of one or more of these systems is disproportionate to the use of such systems made by other tenants. In that event, you agree to pay us all charges we deem reasonably appropriate within seven (7) days of the date we send you notification of these charges. Alternatively, we may require you to install at your expense sufficient supplemental heating, ventilating or air-conditioning units.

          (b) Customary passenger and freight elevator service in common with us and other tenants, occupants, employees and patrons of the Property.

          (c) Water from municipal mains for drinking, lavatory and toilet purposes drawn through existing fixtures (if any are located in your Premises) or fixtures you install with our consent. You must pay us the monthly amount set forth in the Schedule for the use of the water, and you agree that we may make reasonable periodic adjustments to that monthly amount to reflect increases in costs from our suppliers and/or increase usage on your part. If no monthly amount is set forth in the Schedule, there will be no additional charge to you for use of the water unless in our reasonable judgment, your use of the water is disproportionate to the use of water by other tenants. In that event, you agree to pay us all charges we deem reasonably appropriate within seven (7) days of the date we send you notification of these charges.

          (d) We will have no responsibility for furnishing electricity which, instead, shall be furnished by the approved electric utility company then serving the Property. We will, however, permit our wire and conduits to the extent available suitable and safely capable, to be used by you to receive electrical service. At our option, you will be responsible for metering your electricity usage on the Premises and for paying the associated charges directly to the furnishing utility company. In this event, you agree, at our request, to provide us with copies of all paid electric bills for the Premises. If your electricity consumption is not seperately metered, you must pay us the monthly electricity charge set forth in the Schedule and you agree that we may make reasonable periodic adjustments to that charge to reflect increased costs from our suppliers or increased usage on your part. If no monthly electricity charge is set forth in the Schedule, there will be no additional charge to you for use of the electricity unless, in our reasonable judgement, your use of the electricity is disproportionate to the use of the electricity by other tenants. In that event, you agree to pay us all charges we deem reasonably appropriate within seven (7) days of the date we send you notification of these charges.

          (e) If you desire telephonic, burglar alarm or computer installations, all of which shall be installed at your expense, we will at your request, direct where and how all associated connections and wiring must be introduced and run. We reserve the right to approve or disapprove all plans and specifications for those additional services prior to their installation and to reject any additional service if we reasonably believe that it will adversely affect an existing system.

          (f) We have no obligation to provide janitor or security services to or for the Premises

     4.2 Your Failure to Pay for Our Services. In the event of a Repeated Default (as defined in Section 11.5 of this Lease), we reserve the right if permitted by applicable law and in addition to all other remedies then available to us, to discontinue furnishing all services which we have agreed to furnish you. If we do, it will not constitute an eviction or disturbance of your possession of the Premises, we will not be responsible to you for damages, and you must continue to perform your other obligations under this Lease.

     4.3 Interruption of Our Services. We will have no responsibility for interruption, curtailment or failure to provide any service which we are required to provide unless such interruption, curtailment or failure is caused by our own willful misconduct. No such service interruption shall constitute an eviction or disturbance of your possession of the Premises, or entitle you to any compensation from us or rent abatement or excuse you from performing your other obligations under this Lease. Instead, you must look solely to the proceeds of the business interruption insurance you are required to maintain under Section 8.1(d) of this Lease for compensation.

                                    ARTICLE 5
                                       USE

     5.1 Permitted Uses. You agree to use the Premises during the Term only for the purposes specified in the Schedule and for no other use or purposes without our prior written consent, which may be granted or withheld in our sole and absolute discretion. You have been advised and acknowledge that any change in use, however slight, first must be consented to by us in writing and that any such change made without our consent will be material breach of this Lease. We reserve the right, in our discretion, to determine the uses to which other space at the Property may be put. You understand and agree that under no circumstances do you have an exclusive right to conduct a particular business or to sell particular goods at the Property.

     5.2 Rules, Regulations and Additional Operating Covenants. You agree to use the Premises in compliance with the provisions of attached Exhibit B entitled "Rules, Regulations and Additional Operating Covenants." Certain provision of Exhibit B apply specifically to your employees at the Property. You agree to provide them with copies to those provisions and to take appropriate action to assure that they observe and comply with them. We reserve the right to make resonable additions and changes to Exhibit B as long as they apply to, and are enforced uniformly against, all of our retail and commercial tenants at the Property and, at our option, to restrain their violation by appropriate legal proceedings.

                                    ARTICLE 6
                             RENT AND OTHER CHARGES

     You agree to pay the following Rent when and as due as set forth herein. For purposes of this Lease, the term "Rent" shall refer to all monies due and owing by you under this Lease, including those monies due as set forth in Sections 6.1 through 6.11. Except as otherwise specifically provided, all Rent shall be paid without notice or demand and without abatement, deduction, counterclaim or set-off. Lessee's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

     6.1 Base Rent. You agree to pay us the Base Rent specified in the Schedule in advance on the first day of each month of the Term and, if applicable, at the current rate for fractions of a month.

     6.2 Base Rent Adjustment. If a Base Rent Adjustment Rider is attached to this Lease, we may adjust the specified Base Rent in the manner specified in that Rider.

     6.3 Percentage Rent. If a Percentage Rent Rider is attached to this Lease, you agree to pay us the further sums in the manner specified in that Rider.

     6.4 Operating Costs. If an Operating Costs Rider is attached to this Lease, you agree to pay us Operating Costs in the manner specified in that Rider.

     6.5 HVAC, Electricity and Water Charges. You agree to pay HVAC, electricity and water charges as set forth in the Schedule and Section 4.1 (a), (c) and (d) of the Lease.

     6.6 Additional Consideration. If an Additional Consideration Rider is attached to this Lease, you agree to pay us the further sums in the manner specified in that Rider.

     6.7 Tax on Rent. If any governmental authority assesses any tax or similar charge against the rental or any amounts you are required to pay under this Lease, and as a result, we are required to collect from you or pay that tax directly to the governmental authority, you agree to pay to us or reimburse us for that tax within seven (7) days of the date of our written demand to you.

     6.8 Increased Insurance Premiums. If any increase in our insurance premiums is caused by your use or occupancy of the Premises, you agree to reimburse us for the additional amount(s) caused by your use or occupancy of the Premises within seven (7) days of the date of our written demand to you.

     6.9 Expenditures on Your Behalf. If we make any expenditure or incur any liability which you are required to make or pay under this Lease, you agree to pay that amount, plus an additional amount equal to twenty-five percent (25%) thereof, to cover our overhead and administrative costs with the next payment of Base Rent coming due.

     6.10 Enforcement Expenses. You shall, within seven (7) days of the date of our written demand to you, pay us all costs and expenses, including reasonable attorneys' fees, incurred by us in enforcing any of your Lease covenants, in remedying any of your breaches, in recovering possession of the Premises, in collecting any Rent payable by you under this Lease, in terminating this Lease because of your breach, or in connection with any litigation or arbitration commenced by or against you to which we shall be made a party.

     6.11 Interest and Late Charges. You acknowledge that late payment of any Rent will cause us to incur costs not contemplated by this Lease. Accordingly, in the event of a late payment, you agree to pay us, at the same time you make the late payment, an additional charge equal to ten percent (10%) of the amount due as a late charge to compensate us for those costs. In addition, all overdue amounts will bear interest from the date due until the date paid at the annual rate of eighteen percent (18%) or at the then maximum legal rate of interest, if any, whichever is lower, which you agree to pay at the same time you make the late payment. If during the Term a late charge is due under this Lease, whether or not actually collected, for three installments of Base Rent, then at our option, Base Rent will become due and payable quarterly in advance instead of monthly in advance as otherwise provides by this Lease.

     6.12 Additional Rent. You shall pay any other sums due by you under this Lease when and as due.

                                   ARTICLE 7
                                SECURITY DEPOSIT

     7.1 Amount and When Due. When you sign and return this Lease, you must also deliver to us a Security Deposit in the amount indicated in the Schedule. If we do not receive it prior to the Commencement Date, we may terminate this Lease upon one day's notice to you. The Security Deposit may be increased under
Section 3.2(h) of this Lease. If you wish, you may satisfy this obligation by providing an irrevocable unconditional letter of credit in the amount of the Security Deposit, from an issuer and otherwise in form and substance reasonably acceptable to us. Unless you elect to deliver a letter of credit, we will hold the Security Deposit in our general accounts, without interest to you. The Security Deposit assures the faithful performance of your obligations under this Lease.

     7.2 Application. If you fail to perform any of your Lease obligations, we may use all or a portion of the Security Deposit to pay any amount due us, or to reimburse us for any loss, cost or expense which we may incur, as a result of your failure. If we do, then, on our demand, you agree to deposit with us, within seven (7) days of the date of our written demand to you, a sum or a supplemental irrevocable unconditional letter of credit, sufficient to restore the Security Deposit to its original amount. If we assign our interest in this Lease, we may deliver the Security Deposit and our interest in any letters of credit which you have furnished us and, if an Improvement Deposit Rider is attached to this Lease, our interest in any sums then on deposit in the escrow referred to in that Rider, to our assignee and if we do, you agree to look only to our assignee for the return of those sums.

     7.3 Return. If you fail to comply with all of your Lease obligations, then, within a reasonable time after the end of the Term (but in any event within the time required by applicable law), we may apply the Security Deposit to any unpaid sums then due us under this Lease and must return the remaining balance to you. However, we will return to you the unapplied portion of any Security Deposit made under Section 3.2(b) of this Lease when we are reasonably satisfied that the cost of the related Tenant's Work has been paid in full.

                                   ARTICLE 8
                  INSURANCE; INDEMNIFICATION; WAIVER OF CLAIMS

     8.1 Tenant's Insurance. You agree to carry insurance during the Term insuring you, and insuring us, the Additional Parties named in the Schedule, and our and their respective agents, partners, officers, directors and employees, as their interests may appear. Your insurance must contain terms and coverages and must be with insurers reasonably satisfactory to us. Initially, however and throughout the Term until otherwise specified by us in writing, you agree to maintain the following coverages in the following amounts:

          (a) Commercial General Liability Insurance, including Fire Legal Liability, Products Liability Insurance and Contractual Liability Insurance insuring your contractual indemnification liability under this Lease in an amount not less than $1,000,000 per occurrence;

          (b) "All risk" property damage insurance including fire, sprinkler leakage, vandalism and the extended coverage perils for the full replacement cost of Tenant's Work and any other additions, improvements and alterations to the Premises and of all office furniture and equipment, trade fixtures, merchandise and other items of your property on the Premises;

          (c) Worker's compensation insurance in an amount not less than the statutory requirements required by the state or commonwealth in which the Property is located and Employers Liability Insurance in an amount not less than $1,000,000 each occurrence covering all of your employees at the Premises.

          (d) Business interruption insurance and extra expense insurance with limits not less than those carried by a prudent tenant but in any event, insuring that monthly Base Rent will be paid to us for up to one year in the event the Premises are destroyed or rendered inaccessible or untenantable by reason of casualty or interruption of services; and

          (e) In the event your Permitted Uses include beautification, treatment, massage or other touching of the body of third persons, Professional Liability Insurance in an amount not less than $1,000,000 per occurrence.

     At your option, your insurance may be provided by a company-wide blanket insurance policy or policies reasonably satisfactory to us. Initially, before the Term commences, and thereafter at least 30 days before any of your insurance is to expire, you must furnish us certificates evidencing the insurance you are required to maintain or, at our request, certified copies of the applicable insurance policies. That evidence must state that the applicable coverage may not be reduced, canceled or not renewed without at least 30 days' prior written notice to us. All of your insurance policies shall be considered primary of any existing similar insurance carried by us or by the Property.

     8.2 Indemnification. Except for matters caused by our willful misconduct and otherwise to the extent permitted by applicable law, you agree to indemnify, defend, and hold us and the Additional Parties named in the Schedule harmless from all loss, claims and damages (including reasonable attorneys' fees) which are asserted, incurred or awarded (a) directly or indirectly in connection with your use and occupancy of the Premises, (b) directly or indirectly resulting from your failure to fully comply with any of the provisions of this Lease, (e) directly or indirectly as a result of any act or omission committed by you or your agents, employees, contractors, licensees and invitees, and (d) for any commission or finder's fee other than to the Broker named in the Schedule.

     8.3 Waiver of Claims. Except for matters caused by our willful misconduct and otherwise to the extent permitted by applicable law, we are not responsible for any inconvenience, loss or damage to property, by whomever owned, or injury to you or any other person occurring in the Premises or elsewhere in the Property. You waive the right to make any such claim against us. The preceding sentence is applicable regardless of the cause of the inconvenience, loss or injury including acts which we are permitted to undertake in and about the Property, as well as theft, crime in general, failure by others to obey our rules and regulations, and other events like and unlike the ones mentioned in this sentence. If any damage to the Premises or the Property, or the equipment in either, results directly or indirectly from any act or omission committed by you or your agents, employees, contractors, licensees or invitees, you must promptly repair that damage. This applies whether that damaged property belongs to us or to other tenants or occupants of the Property.

                                    ARTICLE 9
                       SUBORDINATION; MORTGAGEE PROTECTION

     9.1 Subordination. If requested by a mortgagee or ground lessor, you agree, at the election and specification of such mortgagee or ground lessor, to either
(a) subordinate your interest in this Lease to its mortgage (and to all advances made under its mortgage) or its ground lease or (b) make certain of your rights and interest in this Lease superior to its mortgage. In either case, you agree to execute and deliver appropriate documentation as the mortgagee or ground lessor may reasonably require.

     9.2 Liability of Mortgagee; Attornment. You further agree that if any mortgage is foreclosed or ground lease is terminated, (a) the liability of the mortgagee or purchaser at the foreclosure sale who succeeds us as your Landlord will exist only as long as such entity is the owner of the Property (and then, only with respect to matter which arising during such period of ownership), and
(b) upon request, you will attorn as Tenant under this Lease, to the mortgagee, foreclosure purchaser or ground lessor, as applicable, and will, within seven
(7) days of the date of our written request to you, execute and deliver appropriate confirming documentation as the requesting party may reasonably require.

     9.3 Modifications to Lease. If any prospective mortgagee or ground lessor requires one or more Lease modifications and in your reasonable judgement, the requested modifications do not in any way materially and adversely change your rights and obligations under this Lease, you agree to execute whatever documentation is required to effect the modifications and to return them to us within seven (7) days of the date provide you the requested modifications.

     9.4 Estoppel Certificate. Within seven (7) days of the date of our written request to you, you agree to execute, acknowledge and deliver to us a written statement certifying (a) that this Lease, if and to the extent modified, is in full force and effect and the dates to which Rent is paid in advance, (b) acknowledging that you are unaware of any uncured defaults on our part under this Lease, or specifying any claimed default, and (c) such other matters us we may reasonably request. It is intended that a prospective purchaser or encumbrancer of the Property may rely on your statement.

     9.5 Power of Attorney. If you fail to execute and deliver any documentation referred to above in this Article, you irrevocably appoint us as your attorney in fact to execute and deliver that documentation for and in your name.

     9.6 Mortgagee Protection. Provided we have first given you its name and address, you agree to give our mortgagee written notice of any default by us under this Lease, and to permit the mortgagee a reasonable opportunity to cure that default.

          (a) At the time of your request for consent, you are in Default under this Lease:

          (b) The proposed assignee or subtenant is of a character or is engaged in a business which is not in keeping with our standards for the Property, or is deleterious to its or our reputation;

          (c) The proposed assignee or subtenant lacks the financial responsibility or experience to perform in accordance with the Lease terms;

          (d) If a Percentage Rent Rider is attached to this Lease, the proposed assignee or subtenant will be unable to produce or pay a monthly Percentage Rent at least equal to your monthly Percentage Rent average during 12 consecutive month period prior to the proposed date of subletting or assignment, or the period beginning with the Commencement Date if less than 12 months;

          (e) The use to be made of the Premises by the proposed assignee or subtenant is not within the scope of the Permitted Use specified in the Schedule, or would conflict with the terms of any collective bargaining agreement affecting the Property;

          (f) A requested subletting will result in more than two occupants in the Premises;

          (g) The proposed transaction would adversely affect any Property liquor or gaming license;

          (h) The proposed transaction would increase the possibility of default under this Lease; or

          (i) The financial worth of the proposed assignee or subtenant is less than that of you.

                                   ARTICLE 11
                               DEFAULT; REMEDIES

     11.1 Notices Concerning Failure to Timely Comply with Obligations Due Under Lease. You acknowledge that if you fail to timely comply with any and all of your obligations due under this Lease, we will incur unanticipated legal and other costs in the preparation and service of a notice advising you of that failure, that $1,000 is a reasonable estimate of those costs, and that you will pay that sum as Additional Rent (in addition to any other sums which you must pay hereunder) within seven (7) days of the date of any such notice we send to you.

     11.2 Events of Default. You will be in default under this Lease (a "Default") if:

          (a) You fail to pay Rent when due under the Lease where such failure continues for a period of three (3) days after written notice thereof from us to you.

          (b) You effect an assignment or sublease of all or any part of your interest in this Lease or in the Premises without our prior consent.

          (c) You fail to comply with any of the other terms or covenants of this Lease and you do not cure that failure within ten (10) days after notice from us.

          (d) You become insolvent or bankrupt, whether or not proceedings for relief under bankruptcy or similar laws are instituted.

          (e) A trustee or receiver is appointed for you or for substantially all of your property, and is not discharged within 30 days after appointment.

          (f) Any guarantor of your lease obligations dies, refuses to honor or repudiates its guaranty.

     11.3 Recapture of Inducements. If this Lease provides for the abatement of any form of Rent or other charges, or for any payment of any inducement or consideration (including construction costs) for your entering into this Lease, then upon a Default, even if remedied, the applicable provision will automatically be considered deleted from this Lease and of no further effect. In this event, any Rent, other charge, inducement or consideration previously given, abated or paid by us must be repaid by you as Additional Rent within seven (7) days of the date of our written demand to you.

     11.4 Default under Other Lease. If the term of any other lease between you, or an affiliate, as tenant, and us, or an affiliate, as landord, shall be terminated or become terminable because of a default by the tenant under that lease, we reserve the right, upon notice to you, (a) to terminate this Lease, or
(b) to add any sums due the landlord under that lease to the Additional Rent due under this Lease.

     11.5 Repeated Defaults. Three Defaults by you during the Term, even if remedied, will constitute a "Repeated Default." In the event of a Repeated Default, we reserve the right, in addition to any other remedy then available to us to use all or any portion of sums due you under Paragraph A8(b) of Exhibit B to this Lease to pay any amount due us, or to reimburse us for any loss, cost or expense which we may incur as a consequence of your Repeated Default.

     11.6 Remedies. If you fail to perform any of your affirmative duties or obligations under this Lease, on at least five (5) days' notice to you (or in case of emergency, without notice), we may elect to do so on your behalf. In the event of a Default, we may:

          (a) Terminate this Lease and repossess the Premises. If we do, you shall pay us, within seven (7) days of the date we make a written demand to you, as agreed liquidated damages, a sum equal to the Base Rent and Percentage Rent, if any, which you are required to pay under the Lease for the remainder of the stated Term, less the fair value of the Premises (as reasonably determined by us) for that period.

          (b) Terminate your right to possession of the Premises by any lawful means without terminating this Lease. If we do, then upon our notice, you must immediately vacate and surrender possession of the Premises to us. If you do not, we have the right, with or without legal process, to remove you or anyone else in possession using such force as may be reasonably necessary to do so. Removal shall not relieve you of any of your obligations under this Lease. Thereafter, we will attempt in good faith to relet all or part of the Premises for your account upon terms acceptable to us and we may incur costs in readying the Premises for occupancy by another. Under no circumstances will we be obligated to relet the Premises for less than its fair rental value or upon terms less favorable to us than those then prevailing in the market. If the consideration we collect for your account after reletting is not sufficient to pay the sum of (i) the full amount of the Base Rent and Percentage Rent, if any, reserved under this Lease, plus (ii) an additional five percent (5%) on that amount to cover our administrative costs, plus (iii) our reletting costs, you must pay us the amount of each monthly deficiency within seven (7) days of the date you receive written notice from us setting for the amount due.

          (c) Pursue any other remedy available to us under applicable law.

          (d) All of our rights and remedies under this Lease are cumulative and shall not exclude any others.

                                   ARTICLE 12
                         DAMAGE TO PREMISES OR PROPERTY

     12.1 Minor Damage. If the Premises are damaged by fire, explosion, casualty or other similar occurrence to the extent of twenty-five percent (25%) or less of their insurable value, we shall promptly repair that damage at our expense. If for any reason, the damage is not substantially repaired within one year after the event causing the damage, you may terminate this Lease by notice to us within ten days thereafter. If you do not, this Lease will continue in effect. Notwithstanding the foregoing, if the event producing the damage is caused by your negligent act or omission, or the negligent act of omission of your servants, employees, agents, visitors or invitees, the required repairs will be at your expense and you shall not have the right to terminate this Lease for failure to complete those repairs.

     12.2 Serious Damage. If the damage exceeds twenty-five percent (25%) of the insurable value of the Premises, or if the Property is damaged to the extent that you can no longer reasonably conduct your business in the Premises as contemplated by this Lease, then within 60 days after the event causing the damage, we must notify you whether or not we elect to repair or rebuild. If we elect to repair or rebuild, we shall proceed diligently toward that end. If the damage is not substantially repaired within one year after the event causing the damage, you may terminate this Lease by notice to us within ten days thereafter. If you do not, this Lease will continue in effect. If we elect not to repair or rebuild, this Lease will terminate on the day we give you notice to that effect. Notwithstanding the foregoing, if the event producing the damage is caused by your negligent act or omission, or the negligent act or omission of your servants, employees, agents, visitors or invitees, the required repairs will be at your expense and you shall not have the right to terminate this Lease for failure to complete those repairs.

     12.3 Tenant's Work; No Rent Abatement. If this Lease is not terminated as provided above, you are responsible, at your expense, for promptly repairing and restoring damaged or destroyed Tenant's Work and trade fixtures. All Rent shall continue to be payable, without abatement as if the fire or other casualty had not occurred. In each case, you must look solely to the proceeds of the insurance you are required to maintain under Section 8.1(d) of this Lease for compensation.

                                   ARTICLE 13
                                  CONDEMNATION

     If any governmental authority acquires or condemns (a "Taking") any portion of the Premises, or a portion of the Property which prevents its operation as a hotel, this Lease will automatically terminate as of the date possession or title, whichever first occurs, is obtained by that authority unless we mutually agree otherwise. Any award as a consequence of a Taking shall remain our sole property except that, if permitted by applicable law, you may seek any compensation separately awarded for your relocation expenses and/or loss of your trade fixtures provided it does not reduce our award.

                                   ARTICLE 14
                                   TRADEMARKS

     You disclaim any interest in the name "Hilton" any variant thereof, or any other service mark, trademark of trade name owned by us and/or Hilton Hotels Corporation (collectively, "Trademarks"). Without our consent, you must not use the Trademarks for any purpose other than your business address.

                                   ARTICLE 15
               WAIVER OF JURY TRIAL AND WAIVER OF RIGHT TO REDEEM
                          OR REINSTATE FORFEITED LEASE

     15.1 Waiver of Jury Trial. You and we shall and hereby do expressly waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Premises and/or any claim of injury or damage.

     15.2 Waiver of Right to Redeem or Reinstate Forfeited Lease. You expressly waive the right to redeem or reinstate this Lease in the event this Lease is forfeited for any reason, including, but not limited to, your failure to respond timely to any notice to pay or quit or any notice to perform covenant or quit.

                                   ARTICLE 16
                                  MISCELLANEOUS

     16.1 Brokers. If no Broker is named in the Schedule, you warrant and represent to us that you have not dealt with a broker or finder in connection with this Lease. If a Broker is named in the Schedule, you warrant and represent to us that this Lease was brought about by the named Broker, and that you have dealt with no other broker or finder in connection with this Lease. We agree to pay the commission due Broker in accordance with our agreement with Broker.

     16.2 Our Consent. Unless expressly provided to the contrary in this Lease, whenever our consent or approval is required, we are free to give or withhold it in our absolute discretion and we need not provide any reason if it is withheld. Unless a specific sum is called for elsewhere in this Lease, you agree to pay us, within seven (7) days of receiving written notification from us, as Additional Rent, all out of pocket expenses actually incurred by us, including reasonable attorneys' fees, in reviewing and processing the request for consent or approval, regardless of whether the requested consent or approval is granted or withheld.

     16.3 Relationship Between Landlord and Tenant. Nothing contained in this Lease is intended to create any relationship between us other than the relationship of landlord and tenant.

     16.4 Notices. Any notice which is required or permitted to be given under this Lease must be in writing and must be given by personal delivery (including messenger and nationally organized air courier), with receipt acknowledged, or by prepaid registered or certified mail, return receipt requested, or by facsimile transfer with evidence of transmittal and receipt, to the party and at the address indicated in the Schedule. Either you or we may change our address for notices by giving notice in this manner. Emergency notices may be given by telephone. All notices will be considered delivered or served on the date of personal delivery or mailing.

     16.5 Examination of Lease. Submission of this instrument for your examination or signature does not constitute a reservation of or an option for the Premises, and it is not effective as a lease or otherwise until we and you both sign and exchange copies of this instrument.

     16.6 Entire Agreement. This Lease contains the entire agreement relating to the leasing of the Premises between you and us. All negotiations and oral agreements between you and us are merged into and are included in this Lease. Except as otherwise provided in this Lease, it cannot be changed in any way unless you and we both so agree in writing.

     16.7 Time. Time is of the essence regarding this Lease and each of its provisions.

     16.8 Headings. Introductory headings used in this Lease are for convenience only and are not intended to limit the plain meaning of the language following the relevant provision.

     16.9 Recordation. Neither this Lease nor any evidence or summary of this Lease may be recorded.

     16.10 Governing Law and Severability. This Lease is to be governed by and interpreted in accordance with the laws of the state or commonwealth in which the Premises are located. If any provision of this Lease is found to be illegal or unenforceable, it will be considered to have been deleted and the remaining portions of this Lease will remain in full force and effect.

     16.11 Subordinate Lease. If a ground lessor is named as an Additional Party in the Schedule, (a) we (or the Owner if the Owner is not the Landlord) are a tenant under a ground or master lease with the ground lessor, (b) this document will be considered a sublease between you and us, (c) you and we will be bound by the terms and provisions of that ground or master lease, (d) any inconsistency or conflict between this document and the ground or master lease will be resolved in favor of the latter, and (e) you and we each acknowledge that the ground lessor has rights superior to those afforded Landlord and Tenant under this Lease.

     16.12 Counterparts. This Lease may be executed in copies, each of which will be considered an original but all of which together shall constitute one instrument. In the event of a conflict between your original and ours, the provisions of our copy will control.

     16.13 Exculpation. If Landlord is a corporation, partnership, joint venture, or limited liability company then recourse with respect to its failure to comply with any of its obligations under this Lease may only be had against its assets. Under no circumstances will any officer, director, shareholder, partner, member, other principal or debt or equity owner of Landlord be personally responsible for any liability or obligation of the Landlord under this Lease.

     16.14 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit of you and us and your and our respective successors or assigns, provided this clause shall not permit any assignment by you contrary to the provisions of Article 10 of this Lease.

     16.15 No Air Rights. No rights to any view or to light or air over any property, whether belonging to us or any other person, are granted to you by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view there from is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Property, the same shall be without liability to us and without any reduction or dimination of your obligations under this Lease.

     16.16 Transfer of Landlord's Interest. You acknowledge that we have the right to transfer all or any portion of our interest in the Property and in this Lease, and you agree that in the event of any such transfer we shall automatically be released from all further liability under this Lease arising after the date of such transfer and you agree to look solely to such transferee for the performance of our obligations hereunder after the date of such transfer.

     16.17 Joint and Several. If there is more than one Tenant named in the Schedule, the obligations imposed upon the Tenant under this Lease shall be joint and several.

     16.18 Authority. If the Tenant named in the Schedule is a corporation or partnership or other entity, each individual executing this Lease on behalf of such party hereby represents and warrants that such party is a duly formed and existing entity qualified to do business in the state __ commonwealth where the Property is located and that such party has full right and authority to execute and deliver this Lease and that each person signing on behalf of such party is authorized to do so.

     16.18 Terminates and Supersedes Prior Lease. This Lease terminates and supersedes that Lease Agreement dated September 18, 1998, between Hilton Hotels Corporation, a Delaware corporation dba Palmer House Hilton, as Landlord, and Great Lakes Capital Partners LLC, Organized Under the Laws of the State of Delaware as Tenant, effective upon the Commencement Date of this Lease.

     We and you have executed this Lease on or as of the date indicated in the Schedule.

Hilton Hotels Corporation,              Great Lakes Capital Partners, LLC,
a Delaware corporation,                 a Delaware corporation
dba Palmer House Hilton


By:                                     By: /s/ George Luburich, II
    ---------------------------------       ------------------------------------
                                            George Luburich, II
Its: Executive Vice President           Its: President

EXHIBIT A to Lease dated March 3, 2000, between Hilton Hotels Corporation, a Delaware corporation, dba Palmer House Hilton, as Landlord, and Great Lakes Capital Partners LLC, Organized Under the Laws of the State of Delaware, as Tenant.

  THIS EXHIBIT IS ATTACHED TO AND IS AN IMPORTANT PART OF THE CAPTIONED LEASE.

                                   EXHIBIT A
                             Floor Plan of Premises

                                   [GHAPHIC]

EXHIBIT B to Lease dated March 3, 2000, between Hilton Hotels Corporation, a Delaware, corporation dba Palmer House Hilton, as Landlord, and Great Lakes Capital Partners LLC, Organized Under the Laws of the State of Delaware, as Tenant.

  THIS EXHIBIT IS ATTACHED TO AND IS AN IMPORTANT PART OF THE CAPTIONED LEASE. YOUR FAILURE TO OBSERVE, PERFORM OR COMPLY WITH THE TERMS OF THIS EXHIBIT MAY
                     CONSTITUTE A DEFAULT UNDER THE LEASE.

                                   EXHIBIT B
             Rules, Regulations and Additional Operating Covenants

A.   GENERAL

     1. Compliance With Laws. You agree to observe and perform all insurance requirements and applicable laws pertaining into your business or your use of the Premises, including, among others. (a) all requirements concerning health and safety standards and environmental protection, (b) all requirements under the Americans With Disabilities Act to effect "readily achievable" changes to remove architectural and communication barriers and/or to provide auxiliary aids and services within the Premises, and (c) the obtaining of all permits required by applicable law.

     2. No Discrimination. You agree, in the conduct of your business, not to discriminate against or segregate (or to permit anyone acting under the color of your authority to discriminate against or segregate) any person on account of sex, sexual orientation, age, race, color, creed, religion, marital status, ancestry or physical handicap. This covenant also governs your employment practices and selection of suppliers and contractors. You acknowledge that we are an equal opportunity employer and that we are committee to the principles and practices of nondiscrimination in the operation of the Property.

     3. Rights of Access. We and our experts/consultants may enter the Premises at any time in case of an emergency, and otherwise at reasonable times, in order to inspect the condition of the Premises, to verify your compliance with this Lease and applicable law and to effect required or necessary repairs. Any such entry will be at our expense unless it reveals a violation of applicable law or a condition which if not promptly remedied would result in a Default under this Lease. In any such case, upon our request, you must promptly reimburse us for the costs of such inspection. As long as we act in good faith and with reasonable care, no such entry shall constitute an eviction or disturbance of your possession or render us liable to you.

     4. Additional Reserved Rights. We reserve the following additional rights:
(a) to change the character, use and quality standards of the Property; (b) to change the name or street address of the Property; (c) to control access to and from Property common areas; (d) to rearrange, relocate, close or change corridors, elevators, stairs, lavatories, doors, lobbies, entrances or exits to the Property; and (e) at reasonable times, to exhibit the Premises to prospective lessees, purchasers or others.

     5. Conduct of Business. You must continuously occupy and use the Premises during normal business hours or, if longer, any Minimum Hours of Operation specified in the Schedule. You acknowledge that we reserve the right from time to time, upon reasonable prior notice, to change the Minimum Hours of Operation of the retail and commercial tenants of the Property. You must conduct your business diligently and energetically, maintaining and employing at all times such merchandise, equipment and personnel reasonably required for both the successful operation of your business and the service and convenience of your customers including guests of the Property. If any Tenant's Minimum, Performance Standard Rider is attached to this Lease and you cannot meet that standard, this Lease may be terminated as provided in that Rider.

     6. Retail Inventory; Pricing. If your business involves sales at retail, you agree to offer for sale at competitive prices, such merchandise as is customarily offered for sale at retail establishments similar to yours in other hotels owned or operated by Hilton Hotels Corporation. You further agree to immediately withdraw from sale or display any merchandise which we shall designate to you as being inappropriate for sale at the Property. You acknowledge that any such designation is motivated solely by our desire to preserve the first class reputation of the Property and that we may make such designation in our sole discretion.

     7. Services; Nature and Pricing. If your business involves the provision of services, you agree to provide, at competitive prices, such services as are customarily offered at service establishments similar to yours in other hotels owned or operated by Hilton Hotels Corporation. If, prior to your execution of this Lease, we have made you aware of company-wide pricing guidelines established by Hilton Hotels Corporation with respect to the provision of one or more of such services, your subsequent execution of this Lease constitutes your agreement to abide by those guidelines as they may be modified from time to time.

     8. Guest Accounts.

          (a) With our prior approval, you may charge purchases made by registered hotel guests to their hotel account. It is your responsibility to first confirm that the charging party is in fact a registered hotel guest entitled to charge privileges. On your behalf, we will then bill and attempt to collect those charges. If, but only to the extent that, we collect them, we will remit to you at times and in the manner then applicable to all retail and commercial tenants at the Property.

          (b) If we collect your charge through a collection agency or through legal action, we need only remit to you the net amount collected after deducting
(i) our costs of collection and (ii) a processing fee equal to 3.5% thereof. If we collect your charges through a credit card agency, we need to only remit to you the net amount thereof collected after deducting a processing fee equal to 3.5% thereof. From time to time during the Term, we may adjust the amount of our processing fee to reflect changes in our processing costs. If any amount remitted to you before its actual collection is then found to be fully or partially uncollectible, or subject to collection expense, we reserve the right to make an appropriate back charge. In the event of a Repeated Default (as that term is defined in Section 11.5 of this Lease), sums due you under this paragraph may be withheld and applied in accordance with that Section.

     9. Financial Statements. At our request, you shall provide us with quarterly financial statement (which may be prepared internally) and with annual statements prepared by an accountant. All financial statements shall be prepared at your sole expense and, at a minimum, shall include a balance sheet and an income and expense statement.

     10. Merchants' Association. If we organize a merchants' association comprised of a certain category of tenants at the Property and you fall within that category, you agree to join, maintain membership in, and comply with any reasonable by laws, rules and regulations adopted by, the association.

     11. Appearance. The appearance of the Premises materially affects the reputation of the Property as well as the rentability of other Property space. For this reason, we reserve the right to control and regulate the lighting, appearance and content of all signs, show windows, display cases and or fixtures, entranceways, walls, ceilings, floors and other areas of the Premises, and to require reasonable periodic upgrades thereof. You acknowledge that if we exercise any of these rights, we are motivated solely by our desire to preserve the first class reputation of the Property and that we may do so in our sole discretion.

     12. No Solicitation. You acknowledge our legitimate interest in preventing solicitation from and around the Premises and in, from and around the Property. You agree not to solicit or permit customer solicitation, canvassing or peddling by any persons stationed in or near the entrance to the Premises, in any Property lobby or common area, or ortherwise in the immediate vicinity of the Property.

     13. Labour Disputes. If labour disputes or activities involving you or the conduct of your business result in a picket line being established upon or in the vicinity of the Premises or the Property, or if there is related or similiar activity which, in our judgement, interferes with or adversely affects the operations of the Property, then, upon at least five days' notice to you, we may terminate this Lease unless within that five-day period you cause the objectionable activity to be enjoined or otherwise disbanded for the duration of the labor dispute.

     14. Distress Sales. You must not conduct or permit on the Premises any auction, fire, bankruptcy, going out of business or relocation sale, or any similar distress sale, whether or not otherwise permitted by applicable law.

     15. Machines, Devices, Etc. You must not operate, display or permit vending equipment, amusement machines or gaming devices of any kind on or next to the Premises.

     16. Alcoholic Beverages. Unless specifically permitted by the Schedule or a Rider to this Lease, you must not use or permit the Premises to be used for the making, storing, using, selling or giving away of any alcoholic beverage, as that term is defined under any applicable law.

     17. Cooking. Unless specifically permitted by the Schedule or a Rider to this Lease, you must not cook or permit cooking on the Premises.

     18. Access. You must not obstruct or encumber any areas of the Property outside your Premises, nor use them for any purpose other than entering and leaving the Premises. If the Premises are accesible from a public sidewalk, you are responsible for keeping the areas directly in front of the Premises clean and free from ice, snow, dirt, rubbish and other accumalation.

     19. Miscellaneous. You must not cover or obstruct the sashes, sash doors, skylights, windows and doors that reflect or admit light into areas of the Property outside your Premises, nor shall you place or permit parcels, bottles or other articles on the window sills. You must not throw anything out of the doors, windows or skylights of the Premises.

     20. Plumbing Fixtures. Plumbing fixtures must be used only for their generally accepted purposes. You are responsible for damages resulting from abuse or misuse of these fixtures by you or your employees or invitees.

     21. Defacing Prohibited. You must not in any way deface any part of the Premises or the Property. Floor coverings of any kind may only be used in a manner, and with such adhesives, as we first approve.

     22. Vehicles; Animals. No bicycles, vehicles, animals, birds or fish shall be permitted in the Premises, except aids for the disabled.

     23. Objectionable Odors. You must not cause or permit any unusual or objectionable odors to be produced or to emanate from the premises.

     24. Disturbing Noises. You must not make or permit any unseemly or disturbing noises or otherwise disturb or interfere with other tenants, guests and patrons of the Property. You must not place or permit antennae of any kind, loud speakers, sound amplifiers, flashing lights or spotlights on the roof or inside or outside of the Premises or the Property.

     25. Locking Mechanisms. You must not place additional gates, locks or bolts of any kind upon any doors or windows outside your Premises, nor shall you change existing locks or their mechanisms. Upon expiration of the Term, you must return all keys to such areas either furnished to or otherwise procured by you. If you lose any key furnished to you by us, you must replace it or promptly pay us its cost. Upon termination of this Lease or your right to possession, you must surrender to us all keys and combinations used by you in connection with the Premises and otherwise advise us as to the operation of all locks, combination or otherwise, on safes, cabinets, doors and vaults in the Premises.

     26. Freight. All movement of bulky materials or items to and from the Premises must take place during hours wee determine. We reserve the right to inspect all freight to be brought into the Property and to exclude from the Property all freight which violates this Lease. Unless equipped with rubber tires and side guards, hand trucks are not to be used in the Property. You must not permit such use. You must not take or permit supplies, merchandise, fixtures, equipment, appliances or trash to be taken in or out of the Property except through proper service doors designated by us. You must also comply with our reasonable instructions concerning parking, loading and unloading in or around the Property.

     27. Prohibited Uses. You must not use or permit the Premises to be used for possessing, storing, making, using, selling or giving away narcotics or controlled substances of any kind, as an employment bureau or for any illegal or immoral purpose. You must not engage or pay any employees on the Premises except those actually working for you on the Premises.

     28. Approved Vendors. You may purchase spring water, ice, towels or other like service only from persons or companies approved by us. We will act reasonably in determining whether to approve such vendors.

     29. Objectionable Advertising. We reserve the righty to prohibit advertising which we reasonably believe tends to impair the reputation or desirability of the Property. You must immediately refrain from and discontinue any such advertising upon our written request.

     30. Use of Our Employees. Requests for action by us or our employees must be made at our main office in the Property. You must not request our employees to perform any work for you or to do anything outside of their regular duties without first obtaining our written consent. If we make our employees available to assist you, you must promptly pay us for their services at reasonable hourly rates.

     31. Window and Door Coverings. You may install awnings, shades, venetian blinds or window or door coverings of any kind only with our prior written approval. If so installed, you must maintain them in good and attractive condition, at your cost and risk.

     32. Floor Overloading. You must not overload any floor.

B.   CONCERNING YOUR EMPLOYEES.

     The Property has adopted certain rules and regulations applicable to its own employees at the Property. Those restated below are also appropriate and applicable to your employees at the Property. Unless inconsistent with the terms of a collective bargaining agreement between you and your employees, you agree to cause your employees to observe and comply with the following:

     1. Sexual Harassment. No employee, male or female, shall harass another employee by (a) creating an intimidating, hostile or offensive working environment by such conduct as unwelcome sexual advances, requests for sexual favors or other verbal or physical conduct of a sexual nature, or (b) making submission to or rejection of such conduct the basis for employment decisions affecting the employee.

     2. Proof of Employability. If then applicable immigration laws prohibit you from employing any person not authorised to work in the United States, your employees must submit to you documentation evidencing their legal right to work. Anyone failing to submit appropriate documnetation or submitting false documentation must be immediately terminated.

     3. Dress and Hygiene. Your employees must be dressed neatly and their clothing shall be neither dirty nor unpressed. We reserve the right to require your employees to wear uniforms reasonably acceptable to us. If your employees in fact wear uniforms, they shall be attractive, pressed and clean. Your employees must observe good standards of personal hygiene.

     4. Valuables. Employees must not leave valuables or cash in any unsecured place. You must provide them with a secure place for personal effects. We are not responsible for your employees' missing personal property.

     5. Lost and Found. If one of your employees finds a lost article in any part of the Property, he or she must turn it over to the Security office or to the manager on duty as soon as possible so that the Property may return it to its owner. These items, if unclaimed, will be returned to the finder or retained by the Property in accordance with then applicable Property procedures.

     6. Property Entrance and Exit. We reserve the right to designate entrances and exits to the Property for use by your employees. Your employees are required to leave the Property at their earliest convenience following the end of their work day. For security reasons, if they are leaving with a package, personal or otherwise, they must have a package pass from you identifying the items being removed. From time to time, Property security may conduct random searches of packages.

     7. Communicating with Guests. Your employees must familiarize themselves with Property facilities and nearby attractions. When asked for directions or otherwise talking to guests (or anyone else for that matter), employees must be courteous and polite.

     8. Guest Privacy. Employees must respect the privacy of hotel guests and must not offer any information about them to anyone unless subpoenaed to do so.

     9. Smoking Policy. For health and safety reasons and to comply with applicable laws, smoking is prohibited in various areas of the Property. Your employees are not permitted to smoke within those areas or within the Premises.

     10. Security. Employees must cooperate with Property security personnel who are making inquiries or conducting inspections. They must be aware of and must report to you or to Property security any person or activity that looks suspicious such as smoke or fire, vandalism, loitering or fighting.

     11. Emergencies. In case of an emergency, employees must immediately call the Property operator on any house phone.

     12. Prohibited Behavior. We reserve the right to bar any of your employees from the Property for any of the following behavior:

          (a)  Fighting or gambling on the Property grounds.

          (b)  Drunkenness or drinking while on duty.

          (c)  Consumption, possession or sale of illegal drugs while on duty.

          (d) Carrying a gun or other concealed weapon on Property grounds, unless licensed to do so under applicable law.

          (e) Theft of hotel property, or the property of another employee, patron or guest.

          (f) Asking for a gratuity or other payment from a hotel guest or patron.

          (g)  Falsifying your reports or failing to ring up any of your sales.

          (h) Refusing to identify oneself or one's employer to Property security personnel, the Property manager or assistant managers when asked to do so.

          (i)  Use of profanity, threats and/or intimidation while on duty.

          (j) Concealing an infectious or communicable disease, a condition which poses a significant risk of substantial harm to others, or the current use of illegal drugs.

          (k)  Use of the Property for personal business.

          (l)  Failure to obey any published Property parking regulations.

          (m) Racial, sexual or other forms of harassment while on Property grounds.

EXHIBIT C to Lease dated March 3, 2000, between Hilton Hotels Corporation, a Delaware corporation dba Palmer House Hilton, as Landlord, and Great Lakes Capital Partners LLC. Organized Under the Laws of the State of Delaware, as Tenant.

  THIS EXHIBIT IS ATTACHED TO AND IS AN IMPORTANT PART OF THE CAPTIONED LEASE.
                                   EXHIBIT C
                        Americans With Disabilities Act

     The Americans with Disability Act of 1990 (42 U.S.C. (S)12101 et seq.)
(the "ADA"), effective January 26, 1992, is a comprehensive Federal civil rights law which, among other things, prohibits discrimination against disabled persons with respect to the use of certain "public accommodations" as defined under that Act. That Law provides in part that:

     "No individual shall be discriminated against on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages, or accommodations of any place of public accommodation by any person who owns, leases (or leases to), or operates a place of public accommodation."

     It is the policy of Hilton Hotels Corporation to comply with its obligations as a public accommodation under the ADA and to require its tenants to do the same with respect to Leased Premises.

     The ADA permits the parties to a lease to allocate responsibility for compliance with the ADA as between themselves. Accordingly, to the extent that the Hotel or the Leased Premises are "public accommodations" as defined in the ADA, the parties agree that the responsibility shall be allocated as between themselves as follows:

     1. Landlord agrees that it shall be responsible for complying with the ADA in all respects, as it affects the common areas of the Building, including making required "readily achievable" changes to remove any architectural of communications barriers and modifying policies applicable to all tenants as may be necessary.

     Landlord agrees that it will defend, indemnify and hold harmless Tenant from and against any and all liability, claims, damages and expenses, (including reasonalbe attorneys' fees and costs) which may arise out of any legitimate claim by any person for failure of Landlord to comply with its obligation under this Subparagraph 1.

     2. Tenant agrees that it shall familiarize itself with the requirements of the ADA and that it shall be responsible for complying with the ADA in all respects, as it affects the Leased Premises, including but not limited to, making required "readily achievable" changes to remove any architectural or communications barriers, and providing auxiliary aides and services within the Leased Premises.

     3. Tenant further agrees that any and all alterations made to the Leased Premises during the term of this Lease will comply with the requirements of the ADA. All plans for alterations which must be submitted to the Landlord under the provision of Paragraph 5 of this Lease must include a statement from a licensed Architect or Engineer certifying that they have reviewed the plans, and that the plans comply with all applicable provisions of the ADA. Any subsequent approval or consent to the plans by the Landlord shall not be deemed to be a representation on the Landlord's part that the plans comply with the ADA which obligation shall remain with the Tenant.

     Tenant agrees that it will defend, indemnify and hold harmless Landlord and the Hotel from and against any and all liability, claims, damages and expenses (including reasonable attorneys' fees and costs) which may arise out of any legitimate claim by any person for failure of Tenant to comply with its obligation under this Subparagraph 3.

     Nothing contained herein is intended to create any rights in any third parties.


                        LANDLORD'S INITIAL /s/ Illegible
                                           ------------------------


                        TENANTS INITIAL /s/ Illegible
                                        ---------------------------

RIDER 1 to Lease dated March 3, 2000, between Hilton Hotels Corporation, a Delaware corporation dba Palmer House Hilton, as Landlord, and Great Lakes Capital Partners LLC, Organized Under the Laws of the State of Delaware, as Tenant.

   THIS RIDER IS ATTACHED TO AND IS AN IMPORTANT PART OF THE CAPTIONED LEASE. YOUR FAILURE TO OBSERVE, PERFORM OR COMPLY WITH THE TERMS OF THIS RIDER MAY
                     CONSTITUTE A DEFAULT UNDER THE LEASE.

                                    RIDER 1
                             Landlord's Work Rider

     We, at our expense, will complete the following construction in the Premises ("Landlord's Work"):

     1. Paint Premises throughout using Building Standard paint; and,

     2. Remove existing broken counter; and,

     3. Clean existing window coverings; and,

     4. Pull three (3), Category 5 cables from the 7th to 3rd floor in accordance with a mutually approved plan; and,

     5. Pull telephone cable from the 7th to 3rd floor in accordance with a mutually approved plan.

     You agree to repair and maintain Landlord's Work pursuant to Section 3.3(b) of this Lease.

                                      LWR-1

RIDER 2 to Lease dated March 3, 2000, between Hilton Hotels Corporation, a Delaware corporation dba Palmer House Hilton, as Landlord, and Great Lakes Capital Partners LLC, Organized Under the Laws of the State of Delaware, as Tenant.

            THIS RIDER IS ATTACHED TO AND IS AN IMPORTANT PART OF THE
          CAPTIONED LEASE. YOUR FAILURE TO OBSERVE, PERFORM OR COMPLY
        WITH THE TERMS OF THIS RIDER MAY CONSTITUTE A DEFAULT UNDER THE
                                     LEASE.

                                    RIDER 2
                              Renewal Option Rider

     1. You may change the Expiration Date to March 31, 2004 (the "First Option"), or March 31, 2005, (the "Second Option"), respectively, if:

          (a) You notify us on or before February 1, 2003, for the First Option, and if the First Option was exercised, on or before February 1, 2005, for the Second Option.

          (b) No Default under this Lease exists on the date of your notice to us or on the last day of the original Term, or First Option, respectively;

          (c) No Repeated Default (as such term is defined in Section 11.5) has ever existed under the Lease;

          (d) You agree to expend, at a minimum $0.00 for improvements and renovations to and upon the Premises.

          (e) This Lease has not been assigned and/or no part of the Premises has been sublet on either of those dates; and

          (f) You execute and return to us the Renewal Amendment referred to below within 15 days after we submit it to you.

     2. If you exercise the options, Base Rent during the extended Term will be as follows:

          (a) First Option. During the period from April 1, 2003 through March 31, 2004, inclusively, Eight Thousand Eight Hundred Forty Four and 26/100th Dollars ($8,844.26) per month ($106,131.06 per year); and,

          (b) Second Option. During the period from April 1, 2004 through March 31, 2005, inclusively, Nine Thousand Two Hundred Eighty Six and 47/100th Dollars ($9,286.47) per month ($111,437.61 per year)

     3. Percentage Rent, Intentionally Deleted.

     4. All Rights under the provisions of these options shall automatically terminate and be of no further effect notwithstanding your due and timely exercise of the option if, after such exercise and during the Term of this Lease, (i) you fail to pay to us any Rent due for a period of five (5) days after such obligation becomes due (without any necessity of our providing notice thereof to you); or (ii) you are in Default under this Lease.

     5. If you exercise the option(s), we will promptly prepare any necessary documents (i) obligating you to make the agreed renovations and improvements;
(ii) reflecting the changes in the Expiration Date and Rent; and (iii) containing other conforming charges,

                                     ROR-1